EXHIBIT 24 (b) (10) (b)

                       CONSENT OF BRIAN A. GIANTONIO, ESQ.

April 24, 2006

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

RE:   PHLVIC Variable Accumulation Account
      PHLVIC Variable Insurance Company
      Post Effective Amendment No. 5 to Registration Statement filed on Form N-4 File Nos. 333-82912 and 811-08914


To the Commission Staff:


       I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus or Statement of Additional Information, as applicable, contained in the above identified Post-Effective Amendment to the Registration Statement filed by the Registrant with the Securities and Exchange Commission under the Securities Act of 1933.



Very truly yours,



/s/ Brian A. Giantonio
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Brian A. Giantonio, Vice President and Counsel
Phoenix Life Insurance Company